UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2009

CAPE FEAR BANK CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road, Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 509-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On April 10, 2009, the Registrant’s wholly-owned subsidiary, Cape Fear Bank, Wilmington, North Carolina (the “Bank”), was closed by the North Carolina Office of the Commissioner of Banks and the Federal Deposit Insurance Corporation (the “FDIC”) was named receiver.

As a result of the closure and pursuant to the Federal Deposit Insurance Act, the Registrant has lost all rights with respect to the issued and outstanding shares of the Bank’s common stock and such shares now have no value. The Registrant is no longer a bank holding company registered under the Bank Holding Company Act of 1956.

The FDIC, acting in its capacity as receiver, entered into a purchase and assumption agreement with First Federal Savings and Loan Association of Charleston, Charleston, South Carolina, whereby First Federal Savings and Loan Association of Charleston assumed all deposit liabilities (excluding certain brokered deposits) and substantially all of the assets of the Bank. Each of the Bank’s eight offices re-opened as offices of First Federal Savings and Loan Association of Charleston on April 13, 2009.

ITEM 8.01	Other Events.

The disclosure contained under Item 2.01 of the Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE FEAR BANK CORPORATION

By:	/s/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Officer

Dated: April 14, 2009